Exhibit 99.1

UmanDiagnostics AB

Balance Sheet and Associated Notes

As of December 31, 2018

Table of Contents

Report of Independent Auditors	3

Balance Sheet	4

Notes to Balance Sheet	5

Report of Independent Auditors

To the Shareholders and Board of Directors of UmanDiagnostics AB

We have audited the accompanying balance sheet of UmanDiagnostics AB as of December 31, 2018, and the related notes (the financial statement).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of UmanDiagnostics AB at December 31, 2018, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young AB

Stockholm, Sweden

September 17, 2019

UmanDiagnostics AB

Balance Sheet

(in thousands of SEK, except share and per share data)

As of December 31, 2018
Assets
Current assets:
Cash and cash equivalents	17 547
Investments	504
Accounts receivable	264
Inventory	510
Prepaid expenses and other current assets	267
Total current assets	19 092
Property and equipment, net	374
Total assets	19 466

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	63
Accrued expenses	936
Tax liabilities	4 744
Other current liabilities	205
Total current liabilities	5 948
Other non-current liabilities	109
Total liabilities	6 057
Commitments and contingencies (Note 8)
Stockholders’ equity:
Common stock, 1 SEK par value. 137 000 shares authorized; 137 000 shares issued and outstanding.	137
Additional paid-in capital	1 363
Retained earnings	11 909
Total stockholders’ equity	13 409
Total liabilities and stockholders’ equity	19 466

The accompanying notes are an integral part of this balance sheet.

UmanDiagnostics AB

Notes to Balance Sheet

1.              Organization and operations

UmanDiagnostics AB (“Uman” or the “Company”) was founded in 2006 and is headquartered in Umeå, Sweden. The Company supplies neurofilament light (“Nf-L”) antibodies and enzyme-linked immunosorbent assay (“ELISA”) kits, which are used by researchers and biopharmaceutical and diagnostics companies worldwide as a solution for the detection of Nf-L to advance the development of therapeutics and diagnostics for neurodegenerative conditions. Nf-L has demonstrated utility in the diagnosis, prognosis, and monitoring of a wide range of conditions including Alzheimer’s Disease, Multiple Sclerosis, Parkinson’s Disease, traumatic brain injury, ALS, Huntington’s Disease, and others.

On August 1, 2019, Quanterix Corporation (“Quanterix”) completed its acquisition of the Company, for an aggregate cash purchase price of $15.75 million (approximately SEK 146 285 thousand), gross of cash acquired, and 191 152 shares of common stock of Quanterix.

2.              Summary of significant accounting policies

Basis of presentation

In accordance with relief granted by the Securities and Exchange Commission pursuant to its authority under Rule 13-3 of Regulation S-X, this balance sheet and associated notes exclude the disclosure of certain historical financial information of Uman required by Rule 8-04 of Regulation S-X that is not material to investors. Therefore, a complete set of financial statements is not presented herein.

The accompanying balance sheet has been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification and Accounting Standards Update of the Financial Accounting Standards Board (“FASB”).

Use of estimates

The preparation of this balance sheet and associated notes in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and associated notes. In making those estimates and assumptions, the Company bases its estimates on historical experience and on various other assumptions believed to be reasonable. The Company’s significant estimates included in the preparation of the accompanying balance sheet are related to the measurement of inventory. Actual results could differ from these estimates.

Foreign currency transactions

The balance sheet and associated notes are presented in Swedish Kronor (“SEK”), which is the Company’s functional and reporting currency. The Company records foreign currency transactions in its functional currency using the exchange rate prevailing on the date of the transaction.

Cash and cash equivalents

Cash represents funds deposited in bank accounts. The Company considers all highly liquid investments purchased with original final maturities of three months or less from the date of purchase to be cash equivalents. Cash equivalents comprise highly liquid investments in a brokerage account.

Investments

The Company enters into short-term equity investments in publicly-traded securities and an index fund. The Company measures and reports its investments at fair value using the quoted price in active markets for each security. The Company classifies such investments as current assets on the balance sheet if its intent is to sell the investments within one year from the balance sheet date.

Accounts receivable and allowance for doubtful accounts

The Company provides credit, in the normal course of business, to customers and does not require collateral. Accounts receivable consist of amounts due to the Company for sales to customers and are recorded net of an allowance for doubtful accounts. The Company reviews accounts receivable on a regular basis to determine if any receivable will potentially be uncollectable and to estimate the amount of allowance for doubtful accounts necessary. Once a receivable is deemed uncollectible, such balance is written off and charged against the allowance for doubtful accounts. As of December 31, 2018, the Company did not have any allowance for doubtful accounts.

Inventory

The Company values its inventory at the lower of cost or market. The Company determines the cost of its inventories, which includes amounts related to materials and manufacturing overhead, on a first-in, first-out (“FIFO”) basis. The Company analyzes its inventory levels on each reporting date and writes down inventory that is expected to expire prior to being sold and inventory in excess of expected sales requirements. In the event that the Company identifies these conditions exist in its inventory, the carrying value is reduced to its estimated net realizable value.

Concentration of credit risk and significant products, customers, manufacturers, and distributors

Financial instruments that potentially expose the Company to concentrations of credit risk primarily consist of cash and cash equivalents and short-term investments. The Company places its cash and cash equivalents principally in depository accounts with accredited financial institutions and, consequently, the Company does not believe it is subject to significant unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

The Company relies, and expects to continue to rely, on a single third party manufacturer for the production of antibodies that are sold to customers. The Company typically maintains a certain amount of inventory available for immediate shipment. However, the Company’s ability to fulfill customer orders in a timely manner could be adversely affected by a significant disruption in these third party manufacturing services.

The regions in which the Company primarily operates are North America and Europe.

The Company has two revenue-generating products, reagents and assays. One customer accounted for more than 10% of the Company’s gross revenues for the year ended December 31, 2018.

The Company has a distribution agreement with a third party. If the Company’s distributor fails to comply with applicable laws and ethical standards, this could damage the Company’s reputation and could have an adverse effect on the business.

Off-balance sheet risk

The Company is exposed to foreign currency exchange rate fluctuations primarily due to its high volume of sales to North America and Europe, and manufacturing activities which are performed in Europe. The Company does not engage in any hedging activities to reduce such exposure.

Fair value of financial instruments

ASC Topic 820, Fair Value Measurement (“ASC 820”), establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3 inputs are unobservable inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Items measured at fair value on a recurring basis include cash equivalents and short-term investments. The carrying amounts reflected on the balance sheet for accounts receivable, prepaid expenses, and accounts payable approximate their fair values due to their short-term nature.

Property and equipment

Property and equipment, including leasehold improvements, are stated at cost and are depreciated, or amortized in the case of leasehold improvements, over their estimated useful lives using the straight-line method. Depreciation and amortization are calculated based upon the following estimated useful lives:

Estimated Useful Life
Machinery and equipment	5 years
Computers and software	5 years
Leasehold improvements	Shorter of useful life the asset or remaining lease term

Expenditures for maintenance and repairs are charged to expense as incurred, whereas betterments are capitalized as additions to property and equipment.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets whenever events or changes in circumstances indicate that a potential impairment may have occurred. If such events or circumstances arise, the Company compares the carrying amount of the asset to the estimated future undiscounted cash flows expected to be generated by the asset. If the estimated aggregate undiscounted cash flows are less than the carrying value of the assets, an impairment loss, calculated as the amount by which the carrying value exceeds the fair value of the asset, is recorded. To date, no such impairment losses have been recorded.

Accrued expenses

The Company estimates its expenses resulting from its obligations under contracts with vendors, consultants, and other third parties, in addition to expenses related to employee compensation. Such estimates are made as of each balance sheet date based on the facts and circumstances known to the Company at that time. The Company accrues royalty expenses which are payable to a third party based on net sales to customers.

Leases

Leases are classified at their inception as either operating or capital leases based on the economic substance of the agreement. The Company has one operating lease for its office in Umeå, Sweden.

Revenue recognition

The Company recognizes revenue when: (i) persuasive evidence of an arrangement exists, (ii) shipment has occurred, (iii) the price to the customer is fixed or determinable and (iv) collection of the related receivable is reasonably assured. The Company primarily generates revenue from the sale of products, including Nf-L antibodies, sold as reagents, and ELISA kits, sold as assays, which are used to perform tests on cerebrospinal fluid.

Revenue on the sale of reagents and ELISA kits is recognized upon shipment of the product to the customer, which represents the point at which title and the risk of loss is transferred to the customer.

In cases where product is delivered to a distributor, revenue is recognized upon shipment of the product to the distributor, which represents the point at which title and the risk of loss is transferred. The terms of sales transactions through distributors are generally consistent with the terms of direct sales to customers, and such sales are not dependent on the sale of product from the distributor to an end consumer. As such, these transactions are accounted for in accordance with the revenue recognition policy described above.

Income taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statement or tax returns. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and the tax bases of the assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance against deferred tax assets is recorded if, based on the weight of the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740 Income Taxes. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of December 31, 2018, the Company did not have any significant uncertain tax positions.

Recent accounting pronouncements

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). The standard changes how entities measure certain equity investments and present changes in the fair value of financial liabilities measured under the fair value option that are attributable to their own credit. The Company adopted this new standard on January 1, 2018 using the modified-retrospective method. Under ASU 2016-01, the Company measures its equity investments at fair value and recognizes any changes in fair value in net income, unless the investments qualify for the new practicability exception. The impact of the new standard was not material to the Company’s balance sheet.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables and available-for-sale debt securities. The standard is effective for the Company on

January 1, 2020, with early adoption permitted. The Company’s assessment is in progress and has not yet concluded on the impact of this standard.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASC 606”). The FASB has issued several updates to the standard which clarify the (i) application of the principal versus agent guidance; (ii) guidance relating to performance obligations and licensing; (iii) assessment of the collectability criterion, presentation of sales taxes, measurement date for non-cash consideration and completed contracts at transition; and (iv) narrows aspects of ASC 606 or corrects unintended application of the guidance (collectively, the “Revenue ASUs”). The Revenue ASUs provide an accounting standard for a single comprehensive model for recognizing revenue arising from contracts with customers. Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In conjunction with the new revenue standard, the FASB also amended the guidance under ASC 340-40, Other Assets and Deferred Costs—Contracts with Customers, related to the accounting for costs to obtain or fulfill a contract with a customer. The Company will adopt the new revenue standard as of January 1, 2019 using the modified retrospective method. The adoption of the new standard will not have a significant impact on the Company’s balance sheet.

In February 2016, the FASB established Topic 842, Leases (“ASC 842”), by issuing ASU No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. ASC 842 is effective for the Company on January 1, 2020, with early adoption permitted. The Company’s assessment is in progress and has not yet concluded on the impact of this standard.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820), Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). This ASU removed the following disclosure requirements: (1) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy; (2) the policy for timing of transfers between levels; and (3) the valuation processes for Level 3 fair value measurements. Additionally, this update added the following disclosure requirements: (1) the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period; (2) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements.

ASU 2018-13 will be effective for the Company on January 1, 2020. The Company’s assessment is in progress and has not yet concluded on the impact of this standard.

3.              Fair value of financial instruments

The following tables present information about the Company’s assets measured at fair value on a recurring basis, and indicate the level of the fair value hierarchy utilized to determine such fair values (in thousands of SEK):

	As of December 31, 2018
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents:
Brokerage account	883	883	—	—
Short-term investments:
Equity securities and index fund	504	504	—	—
Total	1 387	1 387	—	—

4.              Investments

The fair value of the Company’s short-term equity investments by type of security was as follows (in thousands of SEK):

	As of December 31, 2018
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
Short-term investments:
Equity securities and index fund	498	23	(17)	504
Total	498	23	(17)	504

Investments with original maturities of less than 90 days are included in cash and cash equivalents on the balance sheet and are not included in the table above. Investments with maturities of less than 12 months are considered current and those investments with maturities greater than 12 months are considered non-current. As of December 31, 2018, the Company’s intent was to sell all of its investments within one year of the balance sheet date.

The Company had four investments with a fair value of SEK 255 thousand in an unrealized gain position as of December 31, 2018. As of December 31, 2018, the Company had two investments with a fair value of SEK 249 thousand in an unrealized loss position.

5.              Inventory

The Company’s inventory consisted of the following (in thousands of SEK):

As of December 31, 2018
Raw materials	252
Finished goods	258
Total	510

Inventory is comprised of reagents (Nf-L antibodies) and assays (ELISA kits).

6.              Property and equipment

The Company’s property and equipment consisted of the following (in thousands of SEK):

As of December 31, 2018
Machinery and equipment	546
Computers and software	18
Leasehold improvements	159
Total	723

Less: Accumulated depreciation	(349)
Total	374

7.              Accrued expenses

The Company’s accrued expenses consisted of the following (in thousands of SEK):

As of December 31, 2018
Accrued compensation and benefits	338
Accrued royalties	549
Other accrued expenses	49
Total	936

8.              Commitments and contingencies

Lease Obligation

The Company has a lease agreement for office and laboratory space in Umeå, Sweden, its current headquarters. The lease commenced on May 11, 2015, with fixed base rent subject to increases over the term plus certain operating expenses and taxes. The Company amended the lease in October 2015, September 2016, December 2016, December 2017, and April 2018 to extend the lease term and to provide additional terms regarding expansion of the space. The Company accounts for this lease as an operating lease. Rent expense is recognized on a straight-line basis over the lease term, which expires in December 2021.

As of December 31, 2018, the minimum future rent payments under the Company’s lease agreement was as follows (in thousands of SEK):

Year ended December 31,	Minimum Lease Payments
2019	420
2020	420
2021	278
2022 and thereafter	—
1 118

Legal contingencies

The Company is subject to claims in the ordinary course of business; however, the Company is not currently a party to any pending or threatened litigation, the outcome of which would be expected to have a material adverse effect on its financial condition or the results of its operations. The Company accrues for legal contingencies to the extent that the liability is probable and estimable.

9.              Common stock

Holders of common stock are entitled to one vote per share and are entitled to receive dividends, if and when declared by the Company’s Board of Directors. In the event of liquidation, holders of common stock share ratably in the Company’s assets legally available for distribution to the shareholders. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

The Company is not obligated to declare or pay dividends to shareholders. During the year ended December 31, 2018, the Company made a discretionary cash payment of SEK 10 275 thousand to its shareholders.

The Company had no equity-based compensation plans as of December 31, 2018.

10.       Related party transactions

The Company has entered into verbal agreements with consulting companies associated with its CEO and certain members of its board of directors, pursuant to which it agrees to pay for the performance of consulting services. There were no accounts payable related to these agreements as of December 31, 2018. As of December 31, 2018, these related parties had 137 000 outstanding shares of the Company’s common stock.

11.       Tax liabilities

As of December 31, 2018, the Company has recorded a current tax liability of SEK 4 744 thousand, of which SEK 2 429 thousand relates to 2018 tax liabilities and SEK 2 315 thousand relates to 2017 tax liabilities. As of December 31, 2018, the Company recorded net non-current deferred tax liabilities of SEK 109 thousand.

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities were as follows (in thousands of SEK):

As of December 31, 2018
Deferred tax liabilities:
Available for sale instruments	(1)
Accounts receivable	25
Inventory	(110)
Property and equipment	(23)
Deferred tax liabilities, net	(109)

The Company is subject to taxation in Sweden. At December 31, 2018, the Company is subject to examination by taxing authorities in Sweden for tax years 2013 through 2018. There are currently no such investigations ongoing.

12.       Subsequent events

Subsequent events have been evaluated through September 17, 2019, the date on which this balance sheet and associated notes were issued.

On August 1, 2019, Quanterix completed its acquisition of the Company, for an aggregate cash purchase price of $15.75 million (approximately SEK 146 285 thousand), gross of cash acquired, and 191 152 shares of common stock of Quanterix. The acquisition closed with respect to 95% of the Company’s outstanding shares of capital stock on July 1, 2019 and with respect to the remaining 5% of the Company’s outstanding shares of capital stock on August 1, 2019.

During the twelve months period ended December 31, 2018, the Company paid a third party corporation a royalty on the sale of products to Quanterix. In June 2019, the Company amended its agreement with the third party corporation to terminate the royalty provisions of the agreement in exchange for a one-time payment of $250,000 (approximately SEK 2 397 thousand at June 30, 2019).